UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On January 15, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Sanara MedTech Inc. (the “Company”) appointed Elizabeth B. Taylor to serve as the Chief Financial Officer of the Company, including the role of principal financial officer, effective as of the Effective Date.

Ms. Taylor, age 49, has served in various senior financial roles over the last 20 years. Prior to joining the Company, Ms. Taylor served from 2018 to 2025 as the Chief Financial Officer and as a board member of Imbed Biosciences, Inc., a privately held medical device company developing and commercializing innovative solutions to improve wound care. In 2011, Ms. Taylor founded Burnett Taylor Consulting, LLC, an advisory firm that counseled high net worth clients on their investments, and served as a financial advisor until 2023. Before founding her own company, Ms. Taylor was the Chief Operating Officer of PioneerPath Capital, a start-up division within Citadel Investment Group from 2008 to 2010. Prior to that, Ms. Taylor was the Chief Operating Officer and Co-Founder of Tala Investments, LP, a value hedge fund from 2005 to 2008. Ms. Taylor began her career in private equity. Ms. Taylor received a Bachelor of Arts from Princeton University and an MBA from Harvard Business School.

Chief Financial Officer Employment Agreement

In connection with Ms. Taylor’s appointment as Chief Financial Officer, the Company entered into an executive employment agreement (the “Taylor Employment Agreement”), effective as of the Effective Date, pursuant to which Ms. Taylor will serve as the Chief Financial Officer of the Company for a two (2) year term with automatic successive one (1) year renewals, unless earlier terminated in accordance with the terms of the Taylor Employment Agreement.

The Taylor Employment Agreement provides that Ms. Taylor’s annual base salary will be $250,000, less applicable taxes and other legal withholdings, which may be periodically adjusted to the market at the discretion of the Compensation Committee of the Board. Further, Ms. Taylor will be eligible to receive an annual award of shares of restricted common stock equal to an amount of up to 75% of her base salary, subject to the approval of the Board. Ms. Taylor will also be eligible to receive an annual cash bonus of up to 75% of her base salary based on annual performance metrics during the term of her employment, subject to the approval of the Board, customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits, including paid vacation.

Pursuant to the Taylor Employment Agreement, in the event that Ms. Taylor’s employment is terminated by the Company without “cause” (as defined in the Taylor Employment Agreement), by the Company or any successor entity within one (1) year of the effective date of a “change of control” (as defined in the Taylor Employment Agreement) or by Ms. Taylor for “good reason” (as defined in the Taylor Employment Agreement), Ms. Taylor will be entitled to receive a severance package which includes one (1) year of base salary following the effective date of termination, paid in twenty-four (24) equal semi-monthly installments in accordance with the Company’s regular payroll practices, the accelerated vesting of any stock awards granted prior to the effective date of termination and continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to Ms. Taylor, which continued participation in health care benefits may be through participation under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and reimbursement of COBRA premiums paid by Ms. Taylor for such continued participation; provided that Ms. Taylor executes and delivers to the Company an executed release of claims.

The Taylor Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-interference and non-disparagement.

The foregoing description of the Taylor Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Taylor Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Other than the Taylor Employment Agreement, there are no arrangements or understandings between Ms. Taylor and any other persons pursuant to which she was selected to serve as the Company’s Chief Financial Officer. There is no family relationship between Ms. Taylor and any director or executive officer of the Company. In addition, there are no transactions between the Company and Ms. Taylor or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Modification of Duties; Change in Title to Chief Accounting Officer and Chief Administrative Officer

In connection with the appointment of Ms. Taylor as Chief Financial Officer, the Company modified the professional duties and title of Michael D. McNeil, who has served as the Company’s Chief Financial Officer since April 2018, such that Mr. McNeil will serve as the Chief Accounting Officer and Chief Administrative Officer of the Company, including the role of principal accounting officer, effective as of the Effective Date.

Chief Accounting Officer and Chief Administrative Officer Amended and Restated Employment Agreement

On January 21, 2025, the Company entered into an amended and restated executive employment agreement with Mr. McNeil, effective as of the Effective Date (the “McNeil Amended and Restated Employment Agreement”), which amends and restates Mr. McNeil’s existing employment agreement with the Company, dated as of April 28, 2022 (the “Existing Employment Agreement”). Except as provided herein, all other terms and conditions of the McNeil Amended and Restated Employment Agreement are substantially the same as such terms and conditions under the Existing Employment Agreement.

The McNeil Amended and Restated Employment Agreement, among other things, (i) modifies Mr. McNeil’s title and duties to reflect his new role as the Company’s Chief Accounting Officer and Chief Administrative Officer, (ii) increases Mr. McNeil’s annualized base salary to $234,000, (iii) increases the annual cash bonus Mr. McNeil is eligible to receive from up to 50% of his base salary to up to 75% of his base salary, which bonus is based on annual performance metrics during the term of his employment and is subject to the approval of the Board, (iv) provides that, in the event that Mr. McNeil resigns or retires from the Company and provides notice of such resignation or retirement within one (1) year of the Effective Date, Mr. McNeil will have the right to terminate the agreement for “good reason” (as defined in the McNeil Amended and Restated Employment Agreement) and (v) provides that in the event that Mr. McNeil’s employment is terminated by the Company without “cause” (as defined in the McNeil Amended and Restated Employment Agreement), by the Company or any successor entity within one (1) year of the effective date of a “change of control” (as defined in the McNeil Amended and Restated Employment Agreement) or by Mr. McNeil for “good reason”, Mr. McNeil will be entitled to receive a severance package which includes one (1) year of base salary following the effective date of termination, paid in twenty-four (24) equal semi-monthly installments in accordance with the Company’s regular payroll practices, the accelerated vesting of any stock awards granted prior to the effective date of termination and continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to Mr. McNeil, which continued participation in health care benefits may be through participation under COBRA, and reimbursement of COBRA premiums paid by Mr. McNeil for such continued participation; provided that Mr. McNeil executes and delivers to the Company an executed release of claims.

The McNeil Amended and Restated Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-interference and non-disparagement.

The foregoing description of the McNeil Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the McNeil Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the appointment of Ms. Taylor as the Company’s new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective January 15, 2025, by and between Sanara MedTech Inc. and Elizabeth B. Taylor.
10.2	Amended and Restated Employment Agreement, effective January 15, 2025, by and between Sanara MedTech Inc. and Michael D. McNeil.
99.1	Press Release, issued January 21, 2025 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 22, 2025

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Accounting Officer and Chief Administrative Officer